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                                                                     EXHIBIT 8.1

                      [LOCKE LIDDELL & SAPP LLP LETTERHEAD]



                                 July 17, 2002

El Paso Corporation
1001 Louisiana Street
Houston, Texas 77002

Gentlemen:

         We have acted as special tax counsel to El Paso Corporation, a Delaware corporation (the "Issuer"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Issuer with the Securities and Exchange Commission related to the proposed public offering of up to $500,000,000 of the Company's 7 7/8% Notes due June 15, 2012 (the "Exchange Notes"). The Exchange Notes are to be issued pursuant to a senior indenture, dated May 10, 1999, between the Issuer and JP Morgan Chase Bank (formerly The Chase Manhattan Bank), as trustee. The terms of the Exchange Notes, which are set forth in the prospectus included in the Registration Statement
(the "Prospectus"), are incorporated herein by reference.

         Based upon the terms of the Exchange Notes, as set forth in the Prospectus, we hereby confirm that the discussion set forth in the Prospectus under the caption "United States Federal Income Tax Consequences," except as stated otherwise therein, constitutes our opinion as to the material United States federal income tax considerations of acquiring, owning and disposing of the Exchange Notes. Our opinion is expressly limited to the tax matters specifically discussed under the caption "United States Federal Income Tax Consequences" in the Prospectus, and we have not been asked to address, nor have we addressed, any other tax considerations relating to the Exchange Notes.

         Pursuant to the provisions of Rule 436 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), we hereby consent to the filing of this letter as an exhibit to the Registration Statement containing the Prospectus and to the reference to us under the caption "Legal Matters" therein. In giving this consent, we do not thereby admit that we are an "expert" whose consent is required under the Securities Act and the rules promulgated thereunder.


                                           Very truly yours,

                                           /s/ LOCKE LIDDELL & SAPP LLP

                                           LOCKE LIDDELL & SAPP LLP